Exhibit 99.1

7887 E. Belleview Ave.

Suite 500

Greenwood Village, CO 80111

(720)287-3093

Assure Holdings Announces Change to Management Team

DENVER, April 19, 2022 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, announced today a change to its management team. As of the date hereof, Assure is ending its employment relationship with Company founder Preston Parsons.

Assure thanks Mr. Parsons for his contributions to the Company, including his identification of the IONM business opportunity and formation of the business, and wish him success in his future endeavors.

Mr. Parsons remains a director of the Company.

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the company’s website at www.assureneuromonitoring.com.

7887 E. Belleview Ave.

Suite 500

Greenwood Village, CO 80111

(720)287-3093

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to comments with respect to: expectations with respect to the Company’s growth and development and the quality and results of future services. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and business, its remote neurology business, and economic activity in general; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 14, 2022, and available on the Company’s EDGAR profile at www.sec.gov, which risks and uncertainties are incorporated herein by reference. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-617-2526
Scott.Kozak@assureiom.com